Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated April 19, 2005 with respect to the financial statements of Brookdale Living Communities, Inc. in the Registration Statement (Form S-3 No. 333-90756), the Registration Statement (Form S-3 No. 333-107942), the Registration Statement (Form S-3 No. 333-119261) and related Prospectus Supplement of Ventas, Inc. (the “Company”) for the sale of 3,247,000 shares of common stock of the Company.

/s/ Ernst & Young

Chicago, Illinois

July 1, 2005